Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Form 8K/A of New Ulm Telecom, Inc. of our auditor’s report dated March 15, 2013 related to our audit of the financial statements of Sleepy Eye Telephone Company for the years ended December 31, 2012 and 2011.

/s/ Olsen Thielen & Co., Ltd.
St. Paul, Minnesota
March 15, 2013

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